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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

November 20, 2002

PlanetCAD Inc. (Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)
0-288-42 (Commission File Number)	84-1035353 IRS Employer Identification No.
2520 55th Street, Suite 200, Boulder, Colorado (Address of Principal Executive Offices	80301 (Zip Code)
(303) 209-9100 (Registrant's telephone number)

Item 5.    Other Events.

        On November 19, 2002, PlanetCAD Inc. (the "Company"), a Delaware corporation, and Avatech Solutions, Inc. ("Avatech"), a Delaware corporation, consummated a merger (the "Merger") whereby Raven Acquisition Corporation ("Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of the Company, was merged with and into Avatech pursuant to an Agreement and Plan of Merger, dated as of May 1, 2002, as amended, by and among the Company, Avatech and Merger Sub. As a result of the Merger, Avatech has become a subsidiary of the Company and the stockholders of Avatech own approximately 75% of the Company.

        The Company amended its Certificate of Incorporation to change its name to Avatech Solutions, Inc.

        The Company issued a press release dated November 20, 2002, which is attached as Exhibit 99.2.

Item 6.    Resignation of Registrant's Directors.

        In connection with the Merger described in Item 5 above, Philip E. Barak, David W. Huskbeck and H. Robert Gill resigned from the Board of Directors of the Company. The remaining directors of the Company, Eugene J. Fischer and James A. Fanella, appointed W. James Hindman, Henry D. Felton, John W. Sasser, Charles O. Heller and Donald R. Walsh to fill vacancies on the Board of Directors.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)
Exhibits: The following exhibits are filed as part of this Current Report:

99.1	Agreement and Plan of Merger, dated May 1, 2002, as amended, by and among PlanetCAD Inc., Raven Acquisition Corporation and Avatech Solutions, Inc. (incorporated herein by reference to Annex A to PlanetCAD Inc.'s Registration Statement on Form S-4 No. 333-89386).
99.2	Press Release dated November 20, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 20, 2002	PlanetCAD Inc.

	By:	/s/ HENRY D. FELTON
Henry D. Felton Chief Executive Officer

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  Item 5. Other Events .
  Item 6. Resignation of Registrant's Directors .
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES